UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

MetLife, Inc. today announced that Brighthouse Financial, Inc. (“Brighthouse Financial”) filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10 outlines a planned separation (the “Separation”) of a substantial portion of MetLife’s U.S. Retail business. The filing of the Form 10 is an important step in MetLife’s plan to separate into two independent publicly traded companies. The filing provides information on the strategy and historical financial data of Brighthouse Financial and will be updated with additional information in subsequent amendments as the SEC reviews it. References to the “Company,” “MetLife,” “we,” “our” and “us” refer to MetLife, Inc.

The Form 10 describes a potential transaction which is a pro-rata distribution of at least 80.1% of the shares of Brighthouse Financial’s common stock to MetLife’s shareholders. As described in the Form 10, following such a transaction, we expect, subject to market conditions, to divest our remaining interest in Brighthouse Financial as soon as practicable, but in no event later than five years after the distribution, while seeking to maximize overall value to our shareholders.

While MetLife and Brighthouse Financial are currently preparing for a spin-off transaction, the ultimate form and timing of the Separation will be influenced by a number of factors, including regulatory considerations and economic conditions. MetLife continues to evaluate and pursue structural alternatives for the planned Separation, including different forms of spin-off, a public offering of shares in an independent, publicly traded company, or a sale.

MetLife believes that the proposed Separation would allow each of Brighthouse Financial and MetLife to pursue distinct strategies appropriate to their respective markets. Our business reasons for pursuing the Separation include our expectation that the Separation will:

•	Allow each entity to operate with greater focus, including their respective approaches to capital, risk, cash flow, expenses, marketing and distribution.

•	Facilitate investors’ ability to independently value Brighthouse Financial and MetLife based on their respective operational and financial characteristics.

•	Increase the predictability of distributable cash flows for MetLife over time as part of MetLife’s Accelerating Value Initiative and allow Brighthouse Financial to make the necessary decisions and investments to serve the U.S. retail marketplace.

•	Enable Brighthouse Financial to take advantage of a retail-dedicated business model to increase responsiveness to the needs of Brighthouse Financial’s customers and distribution partners.

•	Enable MetLife to address certain regulatory issues, including our potential redesignation as a non-bank systemically important financial institution, as well as the new Department of Labor rules regarding fiduciary standards for sales of insurance and annuity products into retirement accounts.

We believe that, when complete, the Separation will afford key advantages to MetLife. The variable annuity business in the U.S. market is highly complex and requires substantial management attention. Following the Separation, we expect that our lower exposure to variable annuities will reduce balance sheet and income statement volatility for MetLife.

We believe that many of MetLife’s financial and business characteristics following the Separation will shift favorably and may be reflected in several important metrics:

•	Our operating return on equity may improve after the costs of the Separation are eliminated.

•	Our cost of capital may be reduced.

•	Our exposure to market risk should diminish materially.

•	The mix of our domestic business will move towards shorter-tail liabilities.

•	Our business will remain diversified while becoming more international.

Separation-Related Financial Information

MetLife is disclosing the following information related to its financial condition in connection with the Separation.

•	At June 30, 2016, MetLife, Inc. and other MetLife holding companies had $4.9 billion in liquid assets.

•	Excluding the impact of the Separation, we anticipate the ratio of free cash flow to operating earnings, adjusting for notable items, for the year ended December 31, 2016 will be at or above the high end of a range of 55% to 65%.

•	During the third quarter of 2016, the Company received approximately $300 million in cash proceeds associated with the sale of the MetLife Premier Client Group.

•	We expect to incur approximately $1.5 billion of Separation-related items in the second half of 2016 that will reduce free cash flow. These items will consist of forgone dividends and forgone incremental debt, as well as expenses to be incurred to facilitate the Separation.

•	Assuming interest rates follow the observable forward yield curves as of August 30, 2016, we expect the average ratio of free cash flow to operating earnings over the two-year period of 2017 and 2018, excluding the impact of the Separation, to be 65% to 75%.

•	Subject to contingencies, investor interest, ratings actions, and the macroeconomic environment, among others, we expect MetLife to receive dividends prior to the Separation in the range of $3.3 to $3.8 billion from Brighthouse Financial and a MetLife-affiliated reinsurance subsidiary, all as a result of the Separation. We expect Brighthouse Financial to incur debt in order to pay a portion of these dividends.

•	In addition to the dividends, MetLife could also receive proceeds over time from the disposition of its retained shares of Brighthouse Financial common stock.

•	We expect that liability management transactions, including repayment of certain debt maturities, will require cash commitments of between $1.0 and $2.0 billion over the two-year period of 2017 and 2018.

•	Following the Separation, we plan to maintain liquid assets at the holding companies that remain with MetLife in a range of $3.0 to $4.0 billion to act as a liquidity buffer.

Segment Information

As a result of the planned Separation, in the third quarter of 2016, MetLife will reorganize its businesses into six segments: U.S.; Asia; Latin America; Europe, the Middle East and Africa (“EMEA”); MetLife Holdings; and Brighthouse Financial. In addition, the Company will continue to report certain of its results of operations in Corporate & Other.

Based on the planned Separation, the Company will reorganize its businesses as follows:

•	The businesses MetLife plans to separate and include in Brighthouse Financial will be reflected in a new segment, Brighthouse Financial.

•	The businesses formerly in the Retail segment, but that MetLife does not plan to include in the Brighthouse Financial segment, will be reflected in a new segment, MetLife Holdings. This segment will also include the long-term care business, formerly reported as part of the Group, Voluntary & Worksite Benefit (“GVWB”) segment, and the reinsurance treaty relating to the former Japan joint venture, previously reported in Corporate & Other.

•	The Property & Casualty business, the Retirement & Income Solutions business (formerly known as Corporate Benefit Funding), and the Group Benefits business (consisting of the remaining components of the GVWB business, including the individual disability insurance business previously reported in the former Retail segment), will be reflected in a new segment, U.S.

•	The U.S. Direct business, previously reported as part of the Latin America segment, will be disaggregated and reported in the new U.S. segment and in Corporate & Other.

•	The Asia and EMEA segments will remain unchanged.

These changes will be applied retrospectively and will not have an impact on total consolidated operating earnings or net income in prior periods. We anticipate disclosing resegmented results for certain prior periods in a Current Report on Form 8-K prior to MetLife’s disclosure of its results for the quarter ended September 30, 2016.

The following is a description of the Company’s segments, as well as Corporate & Other, under this reorganization:

U.S.

Our businesses in the U.S. segment offer a broad range of protection products and services aimed at serving the financial needs of our customers throughout their lives. These products are sold to corporations and their respective employees, other institutions and their respective members, as well as individuals. The U.S. segment is organized into three businesses: Group Benefits, Retirement & Income Solutions and Property & Casualty.

Group Benefits

The Group Benefits business offers insurance products and services which include life, dental, group short- and long-term disability, individual disability, accidental death and dismemberment, critical illness, vision and accident & health coverages, as well as prepaid legal plans. This business also sells administrative services-only arrangements to some employers.

Retirement & Income Solutions

The Retirement & Income Solutions business offers a broad range of annuity and investment products, including guaranteed interest contracts and other stable value products, income annuities and separate account contracts for the investment management of defined benefit and defined contribution plan assets. This business also includes structured settlements and certain products to fund postretirement benefits and company-, bank- or trust-owned life insurance used to finance nonqualified benefit programs for executives.

Property & Casualty

The Property & Casualty business offers personal and commercial lines property and casualty insurance, including private passenger automobile, homeowners’ and personal excess liability insurance. In addition, Property & Casualty offers small business owners property, liability and business interruption insurance.

Asia

The Asia segment offers a broad range of products to both individuals and corporations, as well as other institutions and their respective employees, which include whole life, term life, variable life, universal life, accident & health insurance, fixed and variable annuities, credit insurance and endowment products.

Latin America

The Latin America segment offers a broad range of products to both individuals and corporations, as well as other institutions and their respective employees, which include life insurance, accident & health insurance, group medical, dental, credit insurance, endowment and retirement & savings products.

EMEA

The EMEA segment offers a broad range of products to both individuals and corporations, as well as other institutions and their respective employees, which include life insurance, accident & health insurance, credit insurance, annuities, endowment and retirement & savings products.

MetLife Holdings

The MetLife Holdings segment consists of operations relating to products and businesses no longer actively marketed by the Company. These products and businesses include variable life, universal life, term life, whole life, variable annuities, fixed annuities and index-linked annuities. The MetLife Holdings segment also includes our discontinued long-term care businesses and the assumed reinsurance of certain variable annuity products from our former operating joint venture in Japan.

Brighthouse Financial

The Brighthouse Financial segment offers a broad range of products and services which include variable annuities, fixed annuities, index-linked annuities, income annuities, term life, whole life, universal life and variable life, as well as certain run-off businesses. These products and services, which exclude the run-off businesses, are actively marketed through various third party retail distribution channels.

Corporate & Other

Corporate & Other contains the excess capital, as well as certain charges and activities, not allocated to the segments, including external integration costs, internal resource costs for associates committed to acquisitions, enterprise-wide strategic initiative restructuring charges and various start-up businesses (including expatriate benefits insurance and the investment management business through which the Company offers fee-based investment management services to institutional clients, as well as the direct to consumer portion of the U.S. Direct business). Additionally, Corporate & Other includes interest expense related to the majority of the Company’s outstanding debt and expenses associated with certain legal proceedings and income tax audit issues. Corporate & Other also includes the elimination of intersegment amounts, which generally relate to affiliated reinsurance and intersegment loans, which bear interest rates commensurate with related borrowings.

Non-GAAP Disclosure

In this Current Report on Form 8-K, MetLife presents certain measures of its performance that are not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	operating revenues	(i)	revenues

(ii)	operating expenses	(ii)	expenses

(iii)	operating earnings	(iii)	net income (loss)

(iv)	operating earnings available to common shareholders	(iv)	net income (loss) available to MetLife, Inc.’s common shareholders

(v)	free cash flow of all holding companies	(v)	MetLife, Inc.’s net cash provided by operating activities

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this report may differ from those used by other companies:

Operating earnings is the measure of segment profit or loss we use to evaluate segment performance and allocate resources. Consistent with GAAP guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. In addition, for the three months ended March 31, 2016 and the six months ended June 30, 2016, operating revenues and operating expenses exclude the financial impact of converting the Company’s Japan operations to calendar year-end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Operating revenues also excludes net investment gains (losses) and net derivative gains (losses). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity guaranteed minimum income benefits fees (“GMIB Fees”);

•	Net investment income: (i) includes investment hedge adjustments, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to net investment gains (losses) and net derivative gains (losses), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments (also known as asymmetrical and non-economic accounting for insurance contracts), (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);

•	Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) excludes amounts related to: (i) net investment gains (losses) and net derivative gains (losses), (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax expense (benefit) also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	The Company uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in discretionary capital actions. The Company defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies, and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to discretionary capital deployment, including common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual operating earnings available to common shareholders.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, statements regarding the Separation, including the timing and expected benefits thereof, the formation of Brighthouse Financial, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife and Brighthouse Financial. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife’s and Brighthouse Financial’s respective filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, such as the Separation, including failure to achieve projected operational benefit from such transactions, (c) entry into joint ventures, or (d) legal entity reorganizations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions, including Brighthouse Financial’s incurrence of debt in connection with the Separation; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (25) legal, regulatory and other restrictions affecting MetLife’s or Brighthouse Financial’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from its subsidiaries to meet its free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) difficulties in marketing and distributing products through our distribution channels; (32) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife or Brighthouse Financial; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (35) failure to effect the Separation pursuant to the assumptions and on the terms currently contemplated or at all; (36) failure of third parties to provide various services, including product distribution and IT maintenance, that are important to our operations; (37) the effectiveness of Brighthouse Financial’s business strategy; (38) inability to attract and retain key talent; (39) Brighthouse Financial’s (a) loss of association with MetLife’s strong brand and reputation, (b) inability to replace services MetLife provides in a timely manner or on comparable terms and (c) obligations and increased costs as an independent, public company, including costs associated with having a large number of shareholders; (40) failure to protect the confidentiality of client information; (41) restrictions, liabilities, losses or indemnification obligations arising from any Separation-related transitional services or tax arrangements, or from the failure of the Separation to qualify for tax-free treatment; (42) actual or potential conflict of interests of Brighthouse Financial’s directors and officers because of their MetLife, Inc. equity ownership or their former MetLife positions; and (43) other risks and uncertainties described from time to time in MetLife’s or Brighthouse Financial’s filings with the U.S. Securities and Exchange Commission.

MetLife and Brighthouse Financial do not undertake any obligation to publicly correct or update any forward-looking statement if MetLife or Brighthouse Financial later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife or Brighthouse Financial makes on related subjects in reports to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and Secretary

Date: October 5, 2016